Exhibit 99.1

ORGANOVO TO LIST COMMON STOCK ON NYSE MKT

July 9, 2013

SAN DIEGO, Organovo Holdings, Inc. (OTCQX: ONVO), a biotechnology company focused on delivering breakthrough three-dimensional (3D) bioprinting technology, is pleased to announce that its common shares have been approved to list on the NYSE MKT (“NYSE MKT”) and will begin trading on the New York Stock Exchange on July 11, 2013. The Company will continue to trade under the symbol “ONVO” but will withdraw its shares from listing on the OTC QX concurrent with listing its shares on the NYSE MKT, the premier US equities market for listing and trading of small growth companies.

“Trading on the New York Stock Exchange is an important milestone for Organovo and will be valuable to our business and shareholders. Our decision to move to the NYSE MKT was based on a firm belief that the exchange offers the best set of conditions for Organovo’s success, and thus the best opportunity to add value for our shareholders,” said Keith Murphy, President and CEO of Organovo Holdings, Inc.. “We found NYSE to have made an unparalleled commitment to providing a fertile platform for growth to early stage biotechnology companies, and we look forward to a great future on the exchange.”

NYSE MKT is a fully integrated trading venue within the NYSE Euronext community and leverages the NYSE’s advanced and innovative market model to offer a premier venue for listing and trading the stocks of small companies. The venue utilizes the trading, connectivity and routing technologies of the NYSE platform and offers superior price discovery, superior liquidity and reduced trading volatility. Listed companies benefit from issuer-selected Designated Market Makers (DMM) that utilize world-class NYSE trading systems to discover and improve prices, dampen volatility, add liquidity and enhance value. In addition, NYSE MKT-listed companies gain access to the brand visibility and are eligible for the issuer services enjoyed by the NYSE Euronext community.

“We welcome Organovo to the NYSE MKT family of listed companies,” said Scott Cutler, Executive Vice President, Global Listings at NYSE Euronext. “Organovo will be joining other growth oriented companies in the U.S. taking advantage of the NYSE’s advanced and innovative market model to offer a premier value for listing and trading their stocks.”

About Organovo Holdings, Inc.

Organovo designs and creates functional, three-dimensional human tissues for medical research and therapeutic applications. The Company is collaborating with pharmaceutical and academic partners to develop human biological disease models in three dimensions. These 3D human tissues have the potential to accelerate the drug discovery process, enabling treatments to be developed faster and at lower cost. In addition to numerous scientific publications, our technology has been featured in The Wall Street Journal, Time Magazine, The Economist, and numerous others. Organovo is changing the shape of medical research and practice. Learn more at www.organovo.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including our transition report on Form 10-KT filed with the SEC on May 24, 2013. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

SOURCE Organovo Holdings, Inc.

Mike Renard, EVP, Commercial Operations, 858-224-1006, mrenard@organovo.com;

Barry Michaels, Chief Financial Officer, 858-224-1003, IR@organovo.com;

Gerry Amato, Booke & Company Investor Relations, admin@bookeandco.com